UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 12, 2002

PAINCARE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA	1-14160	(06-1110906)
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

37 N. ORANGE AVENUE, SUITE 500
ORLANDO, FLORIDA 32801
(Address Of Principal Executive Offices Including Zip Code)

(407) 926-6615
(Registrant’s Telephone Number, Including Area Code)

(407) 926-6616
(Registrant’s Facsimile Number, Including Area Code)

WWW.PAINCAREINC.COM
(Registrant’s Website Address)

HELPMATE ROBOTICS, INC.

SHELTER ROCK LANE, DANBURY, CONNECTICUT, 06810: (203) 798-8988
(Former Name And Former Address, If Changed Since Last Report)

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

On December 12, 2002, we completed the acquisition of the outstanding capital stock of Pain and Rehabilitation Network, Inc., a pain management physician practice headquartered in Orange Park, Florida. The capital stock was acquired from Andrea Trescot, M.D., the sole shareholder. Dr. Trescot had no prior relationships with us. The purchase price consisted of $1,000,000 in cash and 1,000,000 shares of our common stock valued at $1.00 per share. We may also make additional payments of up to $2,000,000 in cash and common stock if certain net earnings goals are achieved in each of the first three fiscal years following the closing. The acquisition has been accounted for using the purchase method of accounting. We funded the cash portion of the purchase price of Pain and Rehabilitation Network, Inc. from the proceeds of a debt financing obtained from Arthur J. Hudson, a director of the Company. The terms of the loan from Mr. Hudson require the Company to make monthly interest payments at the annual rate of 8% with the entire principal and unpaid interest due on December 31, 2004. In addition, the Company issued Mr. Hudson a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.70 per share.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements, pro forma information and exhibits are filed as part of this report.

(a)    Financial Statements of Business Acquired

Pain and Rehabilitation Network, Inc.

Included herein as Exhibit 23.5 to this Current Report of Form 8-K is the letter of consent from Parks, Tschopp, Whitcomb & Orr, P.A., independent accountants.

Report of Independent Certified Public Accountants

2001 and 2000 Financial Statements:

•	Balance Sheets as of December 31, 2001 and 2000
•	Statements of Operations and Retained Earnings for the years ended December 31, 2001 and 2000
•	Statements of Cash Flows for the years ended December 31, 2001 and 2000

Notes to Financial Statements

         Nine Months Ended September 30, 2002 Financial Statements:

•	Unaudited Balance Sheet as of September 30, 2002
•	Unaudited Statement of Operations and Retained Earnings for the nine months ended September 30, 2002

(b)    Pro forma financial information:

•	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information
•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2002
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2001

Exhibits	Material Contracts

Exhibit 10.6
Agreement and Plan of Merger entered into by and among PAINCARE HOLDINGS, INC., a Florida corporation (“PANC”) and PAINCARE ACQUISITION COMPANY II, INC., a Florida corporation (the “Acquisition Corp”), a wholly owned subsidiary of PANC (PANC and the Acquisition Corp shall Sometimes be hereinafter collectively known as the “Buyer”) and ANDREA TRESCOT, M.D. (as the “Stockholder”) and PAIN AND REHABILITATION NETWORK, INC., a Florida corporation (hereinafter “Company”).

Exhibit 10.7	Registration Rights Agreement entered into by and among PAINCARE HOLDINGS, INC., a Florida corporation (the “Company”) and ANDREA TRESCOT M.D. (the “Stockholder”).

Exhibit 10.8	Stock Pledge Agreement entered into by and between PAINCARE HOLDINGS, INC., a Florida corporation, (the “Pledgor”) and ANDREA TRESCOT, M.D. (“Pledgee”).

Exhibit 10.9	Employment Agreement by and between PAIN AND REHABILITATION NETWORK, INC., a Florida corporation (the “Company”), and ANDREA TRESCOT, M.D. (“Employee”).

Exhibit 10.10	Articles of Merger of PAINCARE ACQUISITION COMPANY II, INC. (a Florida corporation) into PAIN AND REHABILITATION NETWORK, INC. (a Florida corporation).

Exhibit 23.5	Consent of Parks, Tschopp, Whitcomb & Orr, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: DECEMBER 27, 2002	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: DECEMBER 27, 2002	BY:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director

Independent Auditors’ Report

The Board of Directors
Pain and Rehabilitation Network, Inc.

We have audited the accompanying balance sheets of Pain and Rehabilitation Network, Inc. as of December 31, 2001 and 2000 and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pain and Rehabilitation Network, Inc. at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/    PARKS, TSCHOPP, WHITCOMB & ORR, P.A.

October 22, 2002
Maitland, Florida

PAIN AND REHABILITATION NETWORK, INC.

Balance Sheets

December 31, 2001 and 2000

	2001	2000
Assets
Current assets:
Cash	$—	104
Accounts receivable	995,061	896,468
Other current assets	7,784	3,183

Total current assets	1,002,845	899,755

Furniture, equipment and leasehold improvements, net (note 2)	14,479	22,449
Intangible assets, net of accumulated amortization	183,685	199,825

Total assets	1,201,009	1,122,029

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	40,441	19,826
Note payable	95,000	22,555
Income taxes payable	818	3,919
Deferred income taxes	372,000	336,000
Due to shareholder	—	120,122

Total current liabilities	508,259	502,422

Stockholders’ equity:
Common stock, $.10 par value, 1,000 shares authorized, issued and outstanding	100	100
Retained earnings	692,650	619,507

Total stockholders’ equity	692,750	619,607

Commitments and contingencies (notes 4 and 7)
	$1,201,009	1,122,029

See accompanying notes to financial statements.

PAIN AND REHABILITATION NETWORK, INC.

Statements of Operations and Retained Earnings

Years ended December 31, 2001 and 2000

	2001	2000
Net patient revenue	$2,179,735	2,467,109
Cost of patient revenue	1,334,259	1,727,983

Gross profit	845,476	739,126
General and administrative expenses	(731,818)	(634,741)
Other income (expense):
Interest expense	(1,004)	(15,858)

Income before income taxes	112,654	88,527
Provision for income taxes (note 6)	39,511	24,519

Net income	73,143	64,008
Retained earnings at beginning of year	619,507	555,499

Retained earnings at end of year	$692,650	619,507

See accompanying notes to financial statements.

PAIN AND REHABILITATION NETWORK, INC.

Statements of Cash Flows

Years Ended December 31, 2001 and 2000

	2001	2000
Cash flows from operating activities:
Net income	$73,143	64,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,762	42,632
Deferred income taxes	36,000	13,000
Cash provided by (used for) changes in:
Accounts receivable	(98,593)	(35,859)
Other current assets	(4,601)	6,617
Accounts payable and accrued expenses	20,615	3,894
Income taxes payable	(3,101)	1,623

Net cash provided by operating activities	60,225	95,915

Cash flows from financing activities:
Principal payments on long-term debt	72,445	(221,350)
Advances from shareholder	(120,122)	110,273

Net cash used in financing activities	(47,677)	(111,077)

Cash flow from investing activities:
Acquisition of equipment	(12,652)	(13,872)

Net cash used in investing activities	(12,652)	(13,872)

Net change in cash	(104)	(29,034)
Cash at beginning of year	104	29,138

Cash at end of year	$—	$104

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,004	15,858

Income taxes	$5,172	7,600

See accompanying notes to financial statements.

PAIN AND REHABILITATION NETWORK, INC.

Notes to Financial Statements

December 31, 2001 and 2000

Organization and Summary of Significant Accounting Policies

(a)	Organization and Mission

Pain and Rehabilitation Network, Inc. (Company) is a medical clinic providing treatment for patients who suffer from pain, located in Orange Park, Florida. The Company’s primary mission is to provide quality specialized treatment to the North Florida area.

(b)	Net Patient Service Revenue

Patient service revenue is recognized at the time the service is performed at the estimated net realizable amounts from patients, third-party payors and others for services rendered. The Company is a provider under the Medicare program and various other third-party payor arrangement which provide for payments to the Company at amounts different from its established rates. Provisions for estimated third-party payor settlements, if necessary, are provided in the period the related services are rendered.

Changes in the allowance for credit losses and contractual allowance for the years ended December 31, are as follows:

	2001	2000
Balance at beginning of year	$1,402,167	1,346,080
Provision for credit losses and contractual allowance	3,186,431	4,423,618
Charge offs	(3,032,220)	(4,479,705)

Balance at end of year	$1,556,378	1,402,167

(c)	Income Taxes

The Company uses the asset and liability method of accounting for income taxes as prescribed by SFAS 109. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

PAIN AND REHABILITATION NETWORK, INC.

Notes to Financial Statements

December 31, 2001 and 2000

Organization and Summary of Significant Accounting Policies – (Continued)

(d)	Financial Instruments Fair Value, Concentration of Business and Credit Risks

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheets for long-term debt approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of patient accounts receivable which amount to approximately $734,000. The Company performs credit evaluations of its patients prior to rendering service and generally does not require collateral.

(e)	Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(f)	Cash Flows

For purposes of cash flows, cash and cash equivalents include cash on hand, cash on deposit (including interest bearing accounts) and short-term financial instruments with a maturity, from the date of purchase, of three months or less.

Property and Equipment

Property and equipment consist of the following at December 31:

	2001	2000
Furniture and equipment	$89,633	76,981
Medical equipment	12,138	12,138

	101,771	89,119
Less accumulated depreciation	(87,292)	(66,670)

	$14,479	22,449

PAIN AND REHABILITATION NETWORK, INC.

Notes to Financial Statements

December 31, 2001 and 2000

Note Payable

Long-term debt consists of the following at December 31:

	2001	2000
Note payable consists of line of credit bearing interest at the bank’s prime rate, due in 2002.	$95,000	22,555

Commitments

The company has an employment agreement with a physician employee which provides for the following salary:

2002	$140,000
2003	190,000
2004	200,000

Additionally starting in 2004, the physician employee shall also receive a bonus equal to 50% of his billing in excess of $400,000.

Employee Benefit Plans

The Company participates in a profit sharing plan with salary reduction and thrift provisions covering substantially all of its employees. Participants may contribute up to 12 percent of their annual compensation. The Company is required to make a matching contribution equal to 50 percent of the participants’ contributions. The Company may also make discretionary profit sharing contributions. The Company’s contributions to this plan, including discretionary profit sharing contributions amounted to $3,607 and $13,605 in 2001 and 2000, respectively.

PAIN AND REHABILITATION NETWORK, INC.

Notes to Financial Statements

December 31, 2001 and 2000

Income Taxes

The income tax provision for the years ended December 31, 2001 and 2000 consists of the following:

	Current	Deferred	Total
2001:
Federal	$2,739	32,500	35,249
State	772	3,500	4,272

	$3,511	36,000	39,511

2000:
Federal	$8,636	11,750	20,386
State	2,883	1,250	4,133

	$11,519	13,000	24,519

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2001 and 2000 are presented below:

	2001	2000
Deferred tax assets:
Accounts payable and accrued expenses, principally due to use of accrual basis for financial reporting and cash basis for tax reporting	$2,000	1,000
Deferred tax liabilities:
Amounts arising primarily due to use of accrual basis for financial reporting and cash basis for tax reporting:
Patient accounts receivable	(374,000)	(337,000)

Total gross deferred tax liabilities	$(372,000)	(336,000)

PAIN AND REHABILITATION NETWORK, INC.

Notes to Financial Statements

December 31, 2001 and 2000

Medical Malpractice Claims

The Company is subject to claims and legal actions primarily as a result of medical malpractice matters which arise in the ordinary course of business. The Company maintains malpractice insurance to protect against such claims or legal actions. A reserve for estimated claims payable by the Company as a result of malpractice and related legal actions has been reflected as a provision for professional liability claims in the accompanying balance sheet. This provision has been accrued based on estimates that incorporate the Company’s past experience as well as other considerations including the nature of each claim or incident and relevant trend factors. Management believes the ultimate resolution of such matters will be adequately covered by the Company’s insurance and/or recorded reserves and will not have a material adverse effect on its financial position or results of operations.

Due from Shareholders

Amount due to shareholders of $120,122 at December 31, 2000, was non-interest bearing and due on demand.

Subsequent Events

(Since this deal is closed, I would suggest either changing this section or deleting) On July 10, 2002, the company entered into a letter of intent with PainCare, Inc. (PainCare). The letter of intent provides for the merger of the Company into PainCare, a Florida corporation. In exchange for all of the capital stock of the Company, the Company shareholders will receive $4,000,000 payable in cash and common stock. The physician owner of the Company will receive a five year employment agreement with a base salary of $360,000 plus a bonus equal to 20% of EBITDA over $800,000 annually.

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements give effect to the acquisition by PainCare Holdings, Inc. of Pain and Rehabilitation Network, Inc. in a transaction to be accounted for using the purchase method of accounting. The unaudited pro forma balance sheet is based on the historical balance sheets of PainCare Holdings, Inc. and Pain and Rehabilitation Network, Inc. appearing elsewhere in this registration statement or incorporated by reference. The unaudited pro forma statements of operations are based on the historical statement of operations of PainCare Holdings, Inc. and of Pain and Rehabilitation Network, Inc. appearing elsewhere in the registration statement or incorporated by reference and combine the results of operations of PainCare Holdings, Inc. and Pain and Rehabilitation Network, Inc. for the nine months ended September 30, 2002 and the year ended December 31, 2001 as if the acquisition occurred on the beginning of the period.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results or financial position of PainCare Holdings, Inc.

PainCare Holdings, Inc. will account for the merger with Pain and Rehabilitation Network, Inc. using the purchase method of accounting. As of January 1, 2002, PainCare Holdings, Inc. is no longer amortizing its goodwill in accordance with SFAS No. 142. Such goodwill will be subject to impairment testing using a fair value based method as of January 1, 2003.

PAINCARE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2002

	PainCare Historical Statements	P&R Network Historical Statements	Pro forma Adjustments	Pro forma
Assets
Current Assets:
Cash	$761,170	$69,360	$—	$830,530
Accounts receivable	1,613,654	890,050	—	2,503,704
Due from shareholder	339,325	—	—	339,325
Note receivable	355,301	—	—	355,301
Deposits & prepaid expenses	50,298	14,927	—	65,225

Total current assets	3,119,748	974,337	—	4,094,085
Furniture and equipment, net	1,516,193	3,172	—	1,519,365
Goodwill, net	3,928,356	—	1,233,103	5,161,459
Other assets	53,553	186,857	—	240,410

Total assets	$8,617,850	$1,164,366	$1,233,103	$11,015,319
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$972,760	$85,951	$—	$1,058,711
Current portion of notes payable	120,834	—	—	120,834
Current portion of convertible debenture	962,344	—	—	962,344
Current portion of lease payable	284,978	—	—	284,978
Deferred income taxes	—	311,518	—	311,518

Total current liabilities	2,340,916	397,469	—	2,738,385
Notes payable (1)	414,102	—	1,000,000	1,414,102
Convertible debentures	901,720	—	—	901,720
Lease payable	1,079,911	—	—	1,079,911

Total liabilities	4,736,649	397,469	1,000,000	6,134,118
Stockholder’s equity:
Common stock, $.0001 par value (1)	9,801	100	900	10,801
Preferred stock, $.0001 par value	—	—	—	—
Additional paid in capital (1)	3,520,824	—	999,000	4,519,824
Retained earnings (1)	381,107	766,797	(766,797)	381,107
Cumulative translation adjustment	(30,531)	—	—	(30,531)

Total stockholder’s equity	3,881,201	766,897	233,103	4,881,201
Total liabilities & stockholder’s equity	$8,617,850	$1,164,366	$1,233,103	$11,015,319

See accompanying footnotes to unaudited pro forma financial statements.

PAINCARE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2002

	PainCare Historical Statements	P&R Network Historical Statements	Pro forma Adjustments	Pro forma
Revenues	$5,261,802	$1,711,129	$—	$6,972,931
Cost of sales	1,924,983	1,290,910	—	3,215,893

Gross profit	3,336,819	420,219	—	3,757,038
Operating expenses:
Selling, general and administrative (2)	2,353,030	284,536	(285,258)	2,352,308
Depreciation expense	151,615	20,302	—	171,917

Operating income	832,174	115,381	285,258	1,232,813
Interest expense (3)	203,460	1,309	60,000	264,769
Other income	173,992	—	—	173,992

Income before taxes	802,706	114,072	225,258	1,142,036
Provision for income taxes	272,852	39,925	78,840	391,618

Net income	$529,854	$74,147	$146,418	$750,419

Basic earnings per share				$0.08

Basic weighted average shares outstanding				9,864,999

Diluted earnings per share				$0.07

Diluted weighted average shares outstanding				11,508,811

See accompanying footnotes to unaudited pro forma financial statements.

PAINCARE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2001

	PainCare Historical Statements	P&R Network Historical Statements	Pro forma Adjustments	Pro forma
Revenues	$4,852,153	$2,179,735	$—	$7,031,888
Cost of sales	2,113,695	1,334,259	—	3,447,954

Gross profit	2,738,458	845,476	—	3,583,934
Operating expenses:
Selling, general and administrative	1,925,568	695,056	(522,529)	2,098,095
Depreciation expense	287,395	36,762	—	324,157

Operating income	525,495	113,658	522,529	1,161,682
Interest expense	179,691	1,004	80,000	260,695
Other income	—	—	—	—

Income before taxes	345,804	112,654	442,529	900,987
Provision for income taxes	—	39,511	154,885	194,396

Net income	$345,804	$73,143	$287,644	$706,591

Basic earnings per share				$0.11

Basic weighted average shares outstanding				6,366,357

Diluted earnings per share				$0.08

Diluted weighted average shares outstanding				8,725,357

See accompanying footnotes to unaudited pro forma financial statements

Footnotes to Unaudited Pro Forma Financial Statements

(1) Represents the impact of the purchase of the outstanding shares of Pain and Rehabilitation Network, Inc. including the issuance of 1,000,000 shares of PainCare Holdings, Inc. common stock at $1.00 per share, raising $1,000,000 in debt, and the resulting goodwill of ($1,233,103) using the purchase method of accounting.

(2) Adjustment for the compensation of Dr. Trescot to a base salary of $360,000 per year and the elimination of non-recurring costs subsequent to the acquisition.

(3) Gives effect to annual interest of 8% on the debt financing of $1,000,000, which proceeds were paid as consideration in the acquisition.